Exhibit 10.39

2006 INCENTIVE AWARD AGREEMENT

      THIS AGREEMENT (the "Agreement") is entered into as of the 31st day of March 2006, by and between The Commerce Group, Inc., a Massachusetts corporation with its principal place of business in Webster, Massachusetts (the "Company"), and [Name] (the "Director").

Witnesseth:

      WHEREAS, the Board of Directors of the Company has adopted and the stockholders of the Company have approved the Amended and Restated Incentive Compensation Plan on May 17, 2002 (as amended and/or restated, the "Plan"), which authorizes the Compensation Committee of the Board of Directors (the "Committee") to grant various Awards to Officers or Directors of the Company and its subsidiaries;

WHEREAS, the Committee has approved the grant of this Award (the "Incentive Award") to the Director, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, it is agreed as follows:

1. Definitions.

1.1 Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Plan.

1.2 "Adjusted Cumulative EPS," for purposes of Section 3.2 and Section 5 hereof, shall have the respective meanings set forth in Section 3.2.2 and Section 5.2.2.

1.3 "Award Payment" means a cash payment under an Incentive Award pursuant to Section 2.3, Section 3.2, or Section 5 hereof.

1.4 "Award Table" means the table set forth as Exhibit A hereto used to calculate the value of an Incentive Unit.

1.5 "Book Value" shall have the meaning set forth in Section 5.3.1 hereof.

      1.6  "Cumulative Direct Written Premiums" means the total Direct Written Premiums for the Direct Written Premiums Measurement Period calculated based upon, to the extent available, the Publicly Reported Direct Written Premiums for the fiscal periods comprising the Direct Written Premiums Measurement Period.

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      1.7  "Cumulative EPS" means the total EPS for the Measurement Period calculated based upon, to the extent available, the Publicly Reported EPS for the fiscal periods comprising the EPS Measurement Period.

      1.8  "Direct Written Premiums" means the total premiums for insurance sold to insureds, as opposed to and not including, assumed reinsurance premiums, as calculated for the Company on a consolidated basis in accordance with GAAP.

      1.9  "Direct Written Premiums Measurement Period" means the period beginning January 1, 2008 and ending on December 31, 2008 or such different period specified in Section 3.2.1 or Section 5.2.1 hereof, as applicable.

1.10 "EPS" means the net earnings per share of Common Stock calculated for the Company on a consolidated basis in accordance with GAAP on a "basic" rather than "fully diluted" basis.

1.11 "EPS Measurement Period" means the period beginning January 1, 2006 and ending on December 31, 2008 or such different period specified in Section 3.2.1 or Section 5.2.1 hereof, as applicable.

1.12 "GAAP" means accounting principles generally accepted in the United States as of the date that EPS and Direct Written Premims were Publicly Reported, consistently applied.

1.13 "Incentive Units" or "IUs" mean the number of Stock Units specified in Section 2.1 hereof upon which the amount of the Award Payment, if any, shall be determined.

1.14 "Measurement Period" means the Direct Written Premiums Measurement Period or the EPS Measurement Period, as applicable.

      1.15  "Publicly Reported" means, with respect to EPS and Direct Written Premiums, (i) for any Measurement Period or portion thereof that includes any of the fiscal years ending December 31, 2006, December 31, 2007, and December 31, 2008, the amounts disclosed in the Company's definitive press release announcing its operating results for the fiscal year then ended, and (ii) for any Measurement Period or portion thereof, other than a full fiscal year, that consists of one or more fiscal quarters, the amounts disclosed in the Company's definitive press release announcing its operating results for the respective fiscal quarter.

1.16 "Settlement Date" shall have the meaning set forth in Section 2.2 hereof, except as otherwise provided in Section 3.2 ("Early Retirement") or Section 5.1 ("Change in Control--Settlement Date").

2. Cash-Only Incentive Awards.

2.1 Grants. The Company hereby grants to the Director [Awards] Incentive Units (the "Incentive Units" or "IUs"), which represent a fixed number of Stock Units for

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which the Director shall be entitled to receive only a cash Award Payment upon the Settlement Date, subject to the terms and conditions set forth in this Agreement.

      2.2  Settlement Date. Except as expressly provided in Section 3.2 ("Early Retirement") or Section 5 ("Change in Control") hereof, any Award Payment to which the Director may be entitled hereunder with respect to the Director's Incentive Units shall be paid on the first business day in March, 2009 (the "Settlement Date"). No Award Payment under this Section 2 or Section 3.2 hereof shall be made earlier than the applicable Settlement Date, except to the extent permitted by Section 409A of the Code, and any regulation or other formal guidance issued thereunder, including, without limitation guidance relating to Section 409A(a)(2)(A)(iv) of the Code.

      2.3  Calculation of Award Payment. Provided that the Director has satisfied the conditions set forth in Section 3.1 hereof, as applicable, no later than the Settlement Date the Company shall pay to the Director, in cash, an amount per Incentive Unit, if any, as determined in accordance with the Award Table based upon the Cumulative EPS and Cumulative Direct Written Premiums for the applicable Measurement Periods. For example, if (a) the Cumulative EPS exceeds $8.06 but is not greater than $8.39 and (b) the Cumulative Direct Written Premiums exceed $1.931 billion but is not greater than $1.989 billion, then the amount per Incentive Unit would be $0.69.

3. Condition to Cash Settlement.

      3.1  Continuous Employment Requirement. Except as provided in Sections 3.2 and 5 hereof, it shall be a condition to any Award Payment to be made hereunder that throughout the period beginning on the date hereof and ending on the Settlement Date the Director shall have been in the continuous employ of the Company or any of its subsidiaries as a Director. The Director shall be deemed to have been in the continuous employ of the Company or any of its subsidiaries as a Director through the Settlement Date in the event of (a) death prior to the Settlement Date while employed by the Company as a Director, (b) retirement from the Company prior to the Settlement Date at age 65 or older, or (c) in the event that the Director is, as of the Settlement Date, on an approved leave of absence for sickness and/or disability or for any other purpose approved by the Committee.

      3.2  Early Retirement. Notwithstanding Section 3.1 hereof, if the Director separates from service with the Company as a result of retirement at or between age 55 and age 64, after completing at least ten years of service with the Company, then the amount per Incentive Unit, if any, shall be determined as provided in this Section 3.2. This Section 3.2 shall not apply, however, with respect to any such retirement that is effective on or after the effective date of a Change in Control.

      3.2.1  For purposes of this Section 3.2, (a) the EPS Measurement Period shall be the period beginning January 1, 2006 and ending as of the end of the most recent fiscal quarter preceding the effective date of such Director's retirement from the Company; and (b) the Direct Written Premiums Measurement Period shall

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be the four fiscal quarters ending as of the end of the most recent fiscal quarter preceding the effective date of such Director's retirement from the Company.

      3.2.2  For purposes of this Section 3.2, the Adjusted Cumulative EPS shall be an amount, rounded to the nearest cent, equal to (a) the actual Cumulative EPS for the EPS Measurement Period provided in Section 3.2.1 hereof, plus (b) an amount equal to (i) $7.41 multiplied by (ii) a fraction, the numerator of which is the number of fiscal quarters unelapsed between the end of the EPS Measurement Period provided in Section 3.2.1 and December 31, 2008, and the denominator of which is twelve (12).

      3.2.3  For purposes of this Section 3.2, the Incentive Unit value shall be determined using the Award Table consistent with Section 2.3 hereof, except that instead of using the actual Cumulative EPS, the Incentive Unit value shall be determined using the Adjusted Cumulative EPS.

      3.2.4  The Company shall pay to the retiring Director the amount due, if any, as calculated in accordance with this Section 3.2, with such Award Payment to be made to the retiring Director within sixty (60) days of the effective date of the Director's retirement (the "Settlement Date" for purposes of this Section 3.2) (or such shorter period as may be necessary to satisfy the requirements of Section 409A of the Code); provided, however, that if the Director is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, such Award Payment shall be made within sixty (60) days after the date that is six (6) months after the effective date of the Director's retirement date.

      4.   Adjustments for Stock Dividends, Stock Splits, Etc. The Committee shall appropriately adjust, in accordance with the Plan, the amounts set forth in this Agreement, including the Award Table, to the extent necessary to reflect any change, after the date hereof and on or before the end of the applicable Measurement Period, in the number of shares of Common Stock outstanding by way of any stock dividend, stock split, combination of shares, recapitalization, or the like, as applicable.

5. Change in Control.

      5.1  Settlement Date. In the event of a "Change in Control" (as defined in the Plan or, to the extent more restrictive, as defined in Section 409A(a)(2)(v) of the Code) of the Company, the Director shall be entitled to the Award Payment, if and to the extent provided in this Section 5, if the Director shall have been in the continuous employ of the Company or any of its subsidiaries as a Director from January 1, 2006 through the effective date of the Change in Control. The Settlement Date for purposes of an Award Payment under this Section 5 shall be not later than thirty (30) days after the effective date of the Change in Control (or such shorter period as may be necessary to satisfy the requirements of Section 409A of the Code).

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      5.2  Calculation of Award Payment After a Change in Control. For purposes of calculating the Award Payment, if any, due after a Change in Control, the amount per Incentive Unit for purposes of this Section 5 shall be determined using the Award Table consistent with Section 2.3 hereof, except that the Measurement Periods shall be as provided in Section 5.2.1 hereof and that instead of using the actual Cumulative EPS, the Incentive Unit value shall be determined using the Adjusted Cumulative EPS as calculated in accordance with Section 5.2.2 hereof.

      5.2.1  For purposes of this Section 5, (a) the EPS Measurement Period shall be the period beginning January 1, 2006 and ending as of the end of the most recent fiscal quarter preceding the effective date of the Change in Control; and (b) the Direct Written Premiums Measurement Period shall be the four fiscal quarters ending as of the end of the most recent fiscal quarter preceding the effective date of the Change in Control.

5.2.2 For purposes of this Section 5, the Adjusted Cumulative EPS shall be the amount, rounded to the nearest cent, equal to

(a) the Market Value (as defined in Section 5.3.2 hereof), plus

      (b)  an amount, rounded to the nearest cent, equal to (a) the actual Cumulative EPS for the EPS Measurement Period provided in Section 5.2.1 hereof, plus (b) an amount equal to (i) $7.41 multiplied by (ii) a fraction, the numerator of which is the number of fiscal quarters unelapsed between the end of the EPS Measurement Period and December 31, 2008, and the denominator of which is twelve (12), minus

(c) the Book Value (as defined in Section 5.3.1) as of the end of the most recent fiscal quarter preceding the effective date of the Change in Control.

5.3 Certain Definitions.

5.3.1 The term "Book Value" means the book value per share of Common Stock as determined in accordance with GAAP, rounded to the nearest cent.

      5.3.2  The term "Market Value" means the average, rounded to the nearest cent, of the daily average of high and low sale prices of the Common Stock for the five trading days including and preceding the effective date of the Change in Control, as reported by the securities exchange or automated quotation system on which the Common Stock is listed on the effective date of the Change in Control.

6. No Rights of a Stockholder. Nothing herein shall entitle the Director to any voting, dividend, or other rights of an actual owner of shares of Common Stock.

      7.   No Right to Continued Employment. The Director shall have no right to continued employment as a Director by the Company or any of its subsidiaries by virtue of this Agreement, and nothing contained herein shall be construed to limit the Company's right

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at any time to terminate the Director's employment or service with or without Cause, subject only to those obligations the Company may have for unpaid salary and/or expenses, in accordance with provisions of law.

      8.   Non-Transferability. This Agreement and any right to receive any Award Payment hereunder shall not be transferable; provided, however, that in the event of the Director's death, the Director's beneficiary shall be entitled to receive any Award Payment due hereunder.

      9.   Dispute Resolution. In the event of any dispute regarding the calculation of any Award Payment due at the Settlement Date under this Agreement, the matter shall be referred to the Company's independent public accountants, whose determination shall be final and binding.

10. Taxes. The Director shall be responsible for all taxes and related amounts due under federal, state and/or local law relating to the Agreement and any Award Payment made hereunder.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.

THE COMMERCE GROUP, INC.

CORPORATE	By:
SEAL
Arthur J. Remillard, Jr.
President and Chief Executive Officer

[Name], Director

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OFFICER INCENTIVE AWARDS																Exhibit A
Direct written premium year
end 2008			in Millions
More than			$1,874	$1,931	$1,989	$2,048	$2,108	$2,169	$2,232	$2,296	$2,361	$2,427	$2,494	$2,563	$2,633	$2,704	$2,776
Not more than		$1,874	$1,931	$1,989	$2,048	$2,108	$2,169	$2,232	$2,296	$2,361	$2,427	$2,494	$2,563	$2,633	$2,704	$2,776
Three year reported earnings per share
More	Not more	Payment per award
Than	Than

$7.41	$7.74	$0.20	$0.21	$0.22	$0.24	$0.25	$0.26	$0.28	$0.29	$0.30	$0.31	$0.33	$0.34	$0.35	$0.37	$0.38	$0.39
$7.74	$8.06	$0.40	$0.43	$0.45	$0.48	$0.51	$0.53	$0.56	$0.59	$0.61	$0.64	$0.67	$0.69	$0.72	$0.75	$0.77	$0.80
$8.06	$8.39	$0.61	$0.65	$0.69	$0.73	$0.77	$0.81	$0.86	$0.90	$0.94	$0.98	$1.02	$1.06	$1.10	$1.14	$1.18	$1.22
$8.39	$8.73	$0.83	$0.88	$0.94	$0.99	$1.05	$1.11	$1.16	$1.22	$1.27	$1.33	$1.38	$1.44	$1.49	$1.55	$1.60	$1.66
$8.73	$9.06	$1.05	$1.12	$1.19	$1.27	$1.34	$1.41	$1.48	$1.55	$1.62	$1.69	$1.76	$1.83	$1.90	$1.97	$2.04	$2.11
$9.06	$9.40	$1.29	$1.37	$1.46	$1.54	$1.63	$1.72	$1.80	$1.89	$1.97	$2.06	$2.14	$2.23	$2.32	$2.40	$2.49	$2.57
$9.40	$9.73	$1.53	$1.63	$1.73	$1.83	$1.93	$2.04	$2.14	$2.24	$2.34	$2.44	$2.54	$2.65	$2.75	$2.85	$2.95	$3.05
$9.73	$10.07	$1.77	$1.89	$2.01	$2.13	$2.25	$2.37	$2.48	$2.60	$2.72	$2.84	$2.96	$3.08	$3.19	$3.31	$3.43	$3.55
$10.07	$10.41	$2.03	$2.16	$2.30	$2.44	$2.57	$2.71	$2.84	$2.98	$3.11	$3.25	$3.38	$3.52	$3.65	$3.79	$3.92	$4.06
$10.41	$10.75	$2.29	$2.44	$2.60	$2.75	$2.90	$3.06	$3.21	$3.36	$3.51	$3.67	$3.82	$3.97	$4.13	$4.28	$4.43	$4.58
$10.75	$11.10	$2.56	$2.73	$2.90	$3.07	$3.25	$3.42	$3.59	$3.76	$3.93	$4.10	$4.27	$4.44	$4.61	$4.78	$4.95	$5.12
$11.10	$11.44	$2.84	$3.03	$3.22	$3.41	$3.60	$3.79	$3.98	$4.17	$4.36	$4.54	$4.73	$4.92	$5.11	$5.30	$5.49	$5.68
$11.44	$11.79	$3.13	$3.33	$3.54	$3.75	$3.96	$4.17	$4.38	$4.58	$4.79	$5.00	$5.21	$5.42	$5.63	$5.84	$6.04	$6.25
$11.79	$12.14	$3.42	$3.65	$3.88	$4.10	$4.33	$4.56	$4.79	$5.02	$5.24	$5.47	$5.70	$5.93	$6.16	$6.38	$6.61	$6.84
$12.14	$12.49	$3.72	$3.97	$4.22	$4.47	$4.71	$4.96	$5.21	$5.46	$5.71	$5.95	$6.20	$6.45	$6.70	$6.95	$7.19	$7.44
$12.49	$12.84	$4.03	$4.30	$4.57	$4.84	$5.11	$5.37	$5.64	$5.91	$6.18	$6.45	$6.72	$6.99	$7.25	$7.52	$7.79	$8.06
$12.84	$13.19	$4.35	$4.64	$4.93	$5.22	$5.51	$5.80	$6.09	$6.38	$6.67	$6.96	$7.25	$7.54	$7.83	$8.12	$8.41	$8.70
$13.19	$13.54	$4.67	$4.99	$5.30	$5.61	$5.92	$6.23	$6.54	$6.85	$7.17	$7.48	$7.79	$8.10	$8.41	$8.72	$9.04	$9.35
$13.54	$13.90	$5.01	$5.34	$5.67	$6.01	$6.34	$6.68	$7.01	$7.34	$7.68	$8.01	$8.35	$8.68	$9.01	$9.35	$9.68	$10.01
$13.90	$14.26	$5.35	$5.71	$6.06	$6.42	$6.78	$7.13	$7.49	$7.85	$8.20	$8.56	$8.92	$9.27	$9.63	$9.99	$10.34	$10.70
$14.26	$14.62	$5.70	$6.08	$6.46	$6.84	$7.22	$7.60	$7.98	$8.36	$8.74	$9.12	$9.50	$9.88	$10.26	$10.64	$11.02	$11.40
$14.62	$14.98	$6.06	$6.46	$6.87	$7.27	$7.67	$8.08	$8.48	$8.88	$9.29	$9.69	$10.10	$10.50	$10.90	$11.31	$11.71	$12.12
$14.98	$15.34	$6.42	$6.85	$7.28	$7.71	$8.14	$8.57	$8.99	$9.42	$9.85	$10.28	$10.71	$11.14	$11.56	$11.99	$12.42	$12.85
$15.34	$15.70	$6.80	$7.25	$7.71	$8.16	$8.61	$9.07	$9.52	$9.97	$10.43	$10.88	$11.33	$11.79	$12.24	$12.69	$13.15	$13.60
$15.70	$16.07	$7.18	$7.66	$8.14	$8.62	$9.10	$9.58	$10.06	$10.54	$11.02	$11.49	$11.97	$12.45	$12.93	$13.41	$13.89	$14.37
$16.07	$16.44	$7.58	$8.08	$8.59	$9.09	$9.60	$10.10	$10.61	$11.11	$11.62	$12.12	$12.63	$13.13	$13.64	$14.14	$14.65	$15.15
$16.44	$16.80	$7.98	$8.51	$9.04	$9.57	$10.11	$10.64	$11.17	$11.70	$12.23	$12.76	$13.30	$13.83	$14.36	$14.89	$15.42	$15.96
$16.80	$17.18	$8.39	$8.95	$9.51	$10.07	$10.62	$11.18	$11.74	$12.30	$12.86	$13.42	$13.98	$14.54	$15.10	$15.66	$16.22	$16.78
$17.18	$17.55	$8.81	$9.39	$9.98	$10.57	$11.15	$11.74	$12.33	$12.92	$13.50	$14.09	$14.68	$15.26	$15.85	$16.44	$17.03	$17.61
$17.55	$17.92	$9.23	$9.84	$10.46	$11.07	$11.69	$12.30	$12.92	$13.53	$14.15	$14.76	$15.38	$15.99	$16.61	$17.22	$17.84	$18.45
$17.92	$18.30	$9.65	$10.29	$10.94	$11.58	$12.22	$12.87	$13.51	$14.15	$14.80	$15.44	$16.08	$16.73	$17.37	$18.01	$18.66	$19.30
$18.30	$18.67	$10.07	$10.75	$11.42	$12.09	$12.76	$13.43	$14.10	$14.78	$15.45	$16.12	$16.79	$17.46	$18.13	$18.80	$19.48	$20.15
$18.67	$19.05	$10.50	$11.20	$11.90	$12.60	$13.30	$14.00	$14.70	$15.40	$16.10	$16.80	$17.50	$18.20	$18.90	$19.60	$20.30	$21.00
$19.05	$19.43	$10.93	$11.66	$12.39	$13.11	$13.84	$14.57	$15.30	$16.03	$16.76	$17.48	$18.21	$18.94	$19.67	$20.40	$21.13	$21.86
$19.43	$19.82	$11.36	$12.12	$12.87	$13.63	$14.39	$15.14	$15.90	$16.66	$17.42	$18.17	$18.93	$19.69	$20.44	$21.20	$21.96	$22.72
$19.82	$20.20	$11.79	$12.58	$13.36	$14.15	$14.93	$15.72	$16.51	$17.29	$18.08	$18.86	$19.65	$20.44	$21.22	$22.01	$22.79	$23.58
$20.20	$20.59	$12.22	$13.04	$13.85	$14.67	$15.48	$16.30	$17.11	$17.93	$18.74	$19.56	$20.37	$21.19	$22.00	$22.82	$23.63	$24.45
$20.59	$20.97	$12.66	$13.50	$14.35	$15.19	$16.03	$16.88	$17.72	$18.57	$19.41	$20.25	$21.10	$21.94	$22.79	$23.63	$24.47	$25.32
$20.97	$21.36	$13.10	$13.97	$14.84	$15.72	$16.59	$17.46	$18.34	$19.21	$20.08	$20.95	$21.83	$22.70	$23.57	$24.45	$25.32	$26.19
$21.36	$21.75	$13.54	$14.44	$15.34	$16.24	$17.15	$18.05	$18.95	$19.85	$20.75	$21.66	$22.56	$23.46	$24.36	$25.27	$26.17	$27.07
$21.75	$22.14	$13.98	$14.91	$15.84	$16.77	$17.70	$18.64	$19.57	$20.50	$21.43	$22.36	$23.30	$24.23	$25.16	$26.09	$27.02	$27.95
$22.14	$22.54	$14.42	$15.38	$16.34	$17.30	$18.27	$19.23	$20.19	$21.15	$22.11	$23.07	$24.03	$25.00	$25.96	$26.92	$27.88	$28.84
$22.54	$22.93	$14.87	$15.86	$16.85	$17.84	$18.83	$19.82	$20.81	$21.80	$22.79	$23.78	$24.78	$25.77	$26.76	$27.75	$28.74	$29.73
$22.93	$23.33	$15.31	$16.33	$17.35	$18.37	$19.40	$20.42	$21.44	$22.46	$23.48	$24.50	$25.52	$26.54	$27.56	$28.58	$29.60	$30.62
$23.33	$23.73	$15.76	$16.81	$17.86	$18.91	$19.96	$21.01	$22.07	$23.12	$24.17	$25.22	$26.27	$27.32	$28.37	$29.42	$30.47	$31.52
$23.73	$24.13	$16.21	$17.29	$18.37	$19.45	$20.54	$21.62	$22.70	$23.78	$24.86	$25.94	$27.02	$28.10	$29.18	$30.26	$31.34	$32.42
$24.13	$24.53	$16.66	$17.78	$18.89	$20.00	$21.11	$22.22	$23.33	$24.44	$25.55	$26.66	$27.77	$28.89	$30.00	$31.11	$32.22	$33.33
$24.53	$24.94	$17.12	$18.26	$19.40	$20.54	$21.68	$22.83	$23.97	$25.11	$26.25	$27.39	$28.53	$29.67	$30.81	$31.96	$33.10	$34.24
$24.94	$25.34	$17.58	$18.75	$19.92	$21.09	$22.26	$23.43	$24.61	$25.78	$26.95	$28.12	$29.29	$30.46	$31.64	$32.81	$33.98	$35.15
$25.34	$25.75	$18.03	$19.24	$20.44	$21.64	$22.84	$24.05	$25.25	$26.45	$27.65	$28.85	$30.06	$31.26	$32.46	$33.66	$34.87	$36.07
$25.75	$26.16	$18.49	$19.73	$20.96	$22.19	$23.43	$24.66	$25.89	$27.13	$28.36	$29.59	$30.82	$32.06	$33.29	$34.52	$35.76	$36.99
$26.16	$26.57	$18.96	$20.22	$21.48	$22.75	$24.01	$25.28	$26.54	$27.80	$29.07	$30.33	$31.60	$32.86	$34.12	$35.39	$36.65	$37.91
$26.57	$26.98	$19.42	$20.72	$22.01	$23.31	$24.60	$25.90	$27.19	$28.48	$29.78	$31.07	$32.37	$33.66	$34.96	$36.25	$37.55	$38.84
$26.98	$27.40	$19.89	$21.21	$22.54	$23.87	$25.19	$26.52	$27.84	$29.17	$30.49	$31.82	$33.15	$34.47	$35.80	$37.12	$38.45	$39.78
$27.40	$27.81	$20.36	$21.71	$23.07	$24.43	$25.78	$27.14	$28.50	$29.86	$31.21	$32.57	$33.93	$35.28	$36.64	$38.00	$39.35	$40.71
$27.81	$28.23	$20.83	$22.21	$23.60	$24.99	$26.38	$27.77	$29.16	$30.55	$31.93	$33.32	$34.71	$36.10	$37.49	$38.88	$40.26	$41.65
$28.23	$28.65	$21.30	$22.72	$24.14	$25.56	$26.98	$28.40	$29.82	$31.24	$32.66	$34.08	$35.50	$36.92	$38.34	$39.76	$41.18	$42.60
$28.65	$29.07	$21.77	$23.22	$24.68	$26.13	$27.58	$29.03	$30.48	$31.93	$33.38	$34.84	$36.29	$37.74	$39.19	$40.64	$42.09	$43.54
$29.07	$29.50	$22.25	$23.73	$25.22	$26.70	$28.18	$29.66	$31.15	$32.63	$34.11	$35.60	$37.08	$38.56	$40.05	$41.53	$43.01	$44.50
$29.50	$29.92	$22.73	$24.24	$25.76	$27.27	$28.79	$30.30	$31.82	$33.33	$34.85	$36.36	$37.88	$39.39	$40.91	$42.42	$43.94	$45.45
$29.92		$23.21	$24.75	$26.30	$27.85	$29.40	$30.94	$32.49	$34.04	$35.58	$37.13	$38.68	$40.22	$41.77	$43.32	$44.87	$46.41

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